                                                                  Exhibit (a)(4)

                          Form of Notice of Withdrawal

                    Systems & Computer Technology Corporation

                    Withdrawal of Previously Tendered Options

             Pursuant to the Offer to Purchase Dated January 9, 2004,
                          as Amended January 27, 2004.

                 THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
    EASTERN STANDARD TIME, ON FEBRUARY 12, 2004, UNLESS THE OFFER IS EXTENDED

                  All terms used in this withdrawal letter (the "Withdrawal Letter") but not defined herein shall have the meanings ascribed to them in the Offer to Purchase. This Withdrawal Letter is for use by option holders who previously tendered their eligible options.

                  Pursuant to the terms and subject to the conditions of the Offer to Purchase dated January 9, 2004, as amended January 27, 2004, the Election to Tender Eligible Options previously submitted to Systems & Computer Technology Corporation ("SCT"), and this Withdrawal Letter, the optionholder completing this form hereby withdraws the tender of all eligible options that he or she previously tendered pursuant to the Offer to Purchase and the Election to Tender Eligible Options.

                  The optionholder completing this form understands, acknowledges and agrees that:

                  *subject to the terms and conditions of the offer, the optionholder may withdraw the tender of tendered eligible options prior to 5:00 p.m., Eastern Standard Time, on February 12, 2004;

                  *he or she may not rescind any withdrawal, and will not be deemed to properly accept the offer after any valid withdrawal, unless he or she properly re-tenders his or her eligible options before the expiration of the offer by the following the procedures described in the Offer to Purchase;

                  *he or she must withdraw from the offer with respect to all his or her tendered eligible options, and may not withdraw from the offer with respect to only a portion of his or her tendered eligible options. All such withdrawn options will remain outstanding pursuant to their current terms and conditions, including their current exercise prices and vesting schedule;

                  *neither SCT nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. SCT will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters. SCT's determination of these matters will be final and binding on all parties;

                  *all authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the optionholder's death or incapacity, and all of such optionholder's obligations hereunder shall be binding upon his or her heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter may not be rescinded; and

                  *he or she agrees to all of the terms and conditions of the offer and this Withdrawal Letter.

                  This Withdrawal Letter must specify the name of the optionholder who is withdrawing from the offer and must be signed by the optionholder who submitted the Election to Tender Eligible Options.

                  Important: To validly withdraw from the offer, SCT must receive, at the address set forth below, the signature page to this Withdrawal Letter, or a facsimile thereof to the number set forth below, properly completed and signed by the optionholder, while he or she still has the right to withdraw from the offer.

                    Systems & Computer Technology Corporation
                          Great Valley Corporate Center
                               4 Country View Road
                           Malvern, Pennsylvania 19355
                           Attention: Mary Ellen Roth

                           (610) 578-5206 (telephone)
                           (610) 578-7411 (facsimile)

                  The method by which the optionholder delivers any required document is at the optionholder's option and risk, and the delivery will be deemed made only when actually received by SCT, including by means of hand delivery to Mary Ellen Roth at the above address. If the optionholder elects to deliver the optionholder's documents by mail, SCT recommends using registered mail with return receipt requested. In all cases, the optionholder should allow sufficient time to ensure timely delivery prior to the expiration date.

                      ELECTION TO WITHDRAW TENDERED OPTIONS

         Set forth below is information regarding eligible options the optionholder wishes to withdraw (attach additional sheets, if necessary). Note that all eligible options previously tendered by the optionholder must be withdrawn from the offer.

-----------------------------------------------------------------------------------------
                                                            Total Number of Outstanding
                               Exercise Price of Eligible   Eligible Options Subject to
Date of Eligible Option Grant   Options Subject to Grant             Grant (1)
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------


(1) Represents the total number of shares for which the option grant remains outstanding (i.e., the total number of shares for which the option grant has not been exercised).





_____________________________________         Date:_______________________, 2004
Signature of Holder

This Withdrawal Letter must be signed by the option holder. SCT will not accept any alternative, conditional or contingent elections.


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